EXHIBIT (5)

                        [LETTERHEAD OF THOMPSON HINE LLP]

                                                           June 8, 2004

Central Hudson Gas & Electric Corporation
284 South Avenue
Poughkeepsie, New York 12601-4879

      Re: Securities Being Registered Under the Securities Act of 1933

Ladies and Gentlemen:

      We have acted as counsel to Central Hudson Gas & Electric Corporation ("Central Hudson") in connection with the filing with the Securities and Exchange Commission on the date hereof of a Registration Statement on Form S-3 (the "Registration Statement") registering up to $85 million aggregate principal amount of unsecured debt securities of Central Hudson (the "Debt Securities") for issuance from time to time, in one or more series pursuant to Rule 415 under the Securities Act of 1933, as amended. The Debt Securities are to be issued pursuant to an Indenture (the "Indenture"), dated as of April 1, 1992, by and between the Company and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association) (as successor to Morgan Guaranty Trust Company of New York), as Trustee (the "Trustee"), in amounts, at prices and on terms to be determined at the time or times of sale, as contemplated in the Registration Statement.

      We have examined such documents as we have deemed necessary or appropriate to enable us to tender this opinion, including (a) the Certificate of Incorporation and the By-Laws of Central Hudson; (b) the Indenture; (c) the Registration Statement; and (d) minutes of meetings of the Board of Directors of Central Hudson, or a duly authorized committee of the Board of Directors.

      Based upon the matters stated herein and subject to the qualifications set forth herein, it is our opinion that the Debt Securities will become the legal, valid and binding obligations of Central Hudson in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, including without limitation concepts of materiality, reasonableness, public policy, good faith, fair dealing, and the possibility of the unavailability of specific performance or other equitable relief (regardless of whether considered in a proceeding in equity or law), assuming:

      1. the applicable authorizations of the Public Service Commission of the State of New York for the issuance and sale of the offered Debt Securities, set forth in its Order in Case No. 03-M-1510, issued and effective April 6, 2004 (the "Order"), continue to be in full force and effect, and that all conditions precedent to such issuance and sale in the Order have been satisfied;

      2. the taking by Central Hudson of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters;

      3. the due execution, issuance and delivery of the Debt Securities by Central Hudson and the authentication of the Debt Securities by the Trustee, all in accordance with the Indenture; and

      4. the receipt by Central Hudson of payment for the Debt Securities at the prices and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the prospectus constituting a part thereof.

      We are members of the bar of the state of New York and do not purport to be experts on or to express any opinion herein concerning any laws other than the laws of the State of New York and the federal laws of the United States of America to the extent expressly referred to herein. We express no opinion herein as to the laws of any other jurisdiction.

      This letter is limited to the specific issues addressed herein and the opinion rendered above is limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you with respect to any other matter or of any changes in such laws or facts or in the interpretation of such laws that may occur after the date hereof.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. However, in giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                        Very truly yours,


                                        /s/ THOMPSON HINE LLP
                                        -----------------------------
                                        Thompson Hine LLP

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